EXHIBIT 10.2
                                                                    ------------

                              CONSULTING AGREEMENT

         THIS AGREEMENT, made as of the 22nd day of January, 2003, by and between C. Dean McLain residing at 38207 N.E. Gerber Road, Yacold, WA 98675 and Robert M. Rubin, residing at 25 Highland Boulevard, Dix Hills, NY 11746 (hereinafter referred to as "Consultants") and CDKnet.com, Inc., a Delaware corporation located at 150 Broad Hollow Road, Suite 103, Melville, NY 11747 (hereinafter referred to as the "Company").

         WHEREAS, the Company desires to obtain the benefit of the services of Consultants as a consultant in connection with mergers, acquisitions, and financing of businesses engaged in the sale, leasing and servicing of small, medium or heavy construction equipment; and

         WHEREAS, Consultants desire to render such services to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

         1. Term of Agreement. The Company hereby engages and retains Consultants and Consultants hereby agree to render consulting services to the Company for a period of three years commencing on February 1, 2003 and ending on January 31, 2006.

         2. Services to be Rendered. (a) The services to be rendered by Consultants shall consist of business advice concerning opinions desired by the Company from Consultants on matters in connection with the operation of the business of the Company. Consultants shall have the sole discretion as to the form, manner and place in which said advice shall be given. At the Company's request, Consultants shall also seek out, meet with and negotiate with companies and other entities to be considered for mergers with, or acquisition by, the Company. Consultants, when reasonably requested by the Company, shall devote only such time as Consultants may deem necessary to the matters of the Company.

         (b) The Consultants shall prepare a written report surveying acquisition opportunities in the business line described above and the strategy for financing said activities. Such report shall be acceptable to the Company's Board of Directors.

         (c) The Consultants shall not during the term of this Agreement, without the prior written approval of the Company, render such services to any person, directly or indirectly, in the Unites States, except that such services may be rendered to Western Power & Equipment Corp. and its affiliates.

         3. Consideration. As consideration for the Consultants' services hereunder, Consultants shall receive 470,000 shares of the Company's Series B Preferred Stock, having the rights and preferences described in the Certificate of Designation set forth hereto as Exhibit A. The shares will be issued to the Consultants as set forth in Exhibit B. Each share of Series B Preferred Stock shall have a stated value of $2.50 per share and, subject to certain conditions set forth in the Certificate of Designation, be convertible into 1,000 shares of the Company's common stock.

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         4. No Effect on Other Agreements for Services. The compensation set forth herein shall be in addition to any compensation to the Consultants for operating or supervising the business which the Company may acquire.

         5. Entire Agreement. This instrument contains the entire agreement of the parties. There are no representations or warranties other than as contained herein. The Company shall indemnify and hold harmless the Consultant from and against any losses, claims, damages or liabilities related to or arising out of, any services rendered to the Company pursuant to the terms of this Agreement. No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement. Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or of a different nature.

         6. New York Law. This Agreement shall be construed according to the laws of the State of New York (exclusive of the conflicts of law provisions thereof) and shall be binding upon the parties hereto, their successors and assigns.

         7. Waiver of Jury Trial. The Company and the Consultant each hereby waive trial by jury in any judicial proceeding brought by either of them with respect to this agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                          CDKNET.COM, INC.


                                          By:  Steven A. Horowitz
                                              -------------------------------
                                               Steven A. Horowitz, Chairman



                                              -------------------------------
                                               C. Dean McLain



                                              -------------------------------
                                               Robert M. Rubin


                                       2
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                                    EXHIBIT B

                                   CONSULTANTS



                       Name                   No. of Shares
                       ----                   -------------
                       Robert M. Rubin             235,000
                       C. Dean McLain              235,000
                                               -----------
                            Total                  470,000
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